Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange (952) 745-2755

Patricia Quaal (952) 745-2758

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports 2003 Earnings and Announces
Quarterly Dividend Increase of 15 percent

2003 YEAR-END HIGHLIGHTS

•                    Diluted earnings per share of $3.05

•                    Net income of $215.9 million

•                    Board declares quarterly dividend increase of 15 percent to 37.5 cents per share, $1.50 (annualized)

•                    19 branches opened in 2003; 239 branches opened since January 1998

•                    Average Power Assets® increased $792.5 million, or 13 percent

•                    Average low-cost checking, savings and money market deposits increased $742.7 million, or 14 percent

•                    Increased checking accounts by 105,508 to 1,443,821, an increase of 8 percent

FOURTH QUARTER HIGHLIGHTS

•                    Diluted earnings per share of 86 cents

•                    Net income of $59.5 million

•                    Return on average assets of 2.13 percent

•                    Return on average common equity of 26.18 percent

•                    Opened 10 new branches in the fourth quarter

•                    Increased checking accounts by 20,119 in the fourth quarter

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months Ended December 31,			Year Ended December 31,
	2003	2002	Change	2003	2002	Change
Net income	$59,496	$59,776	(.5)%	$215,878	$232,931	(7.3)%
Diluted earnings per common share	.86	.82	4.9	3.05	3.15	(3.2)

Financial Ratios
Return on average assets	2.13%	1.97%		1.85%	2.01%
Return on average common equity	26.18	25.17		23.05	25.38
Net interest margin	4.68	4.59		4.54	4.71

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WAYZATA, MN, January 15, 2004 — TCF Financial Corporation (TCF) (NYSE: TCB) today reported diluted earnings per share of $3.05 for 2003, compared with $3.15 for 2002.  Net income for 2003 was $215.9 million, down $17.1 million from 2002.  For 2003, return on average assets was 1.85 percent and return on average common equity was 23.05 percent, compared with 2.01 percent and 25.38 percent, respectively, for 2002.  Diluted earnings per share was 86 cents for the 2003 fourth quarter, compared with 82 cents for the same period in 2002.  Net income was $59.5 million for the fourth quarter of 2003, compared with $59.8 million for the same period in 2002.

Dividend Increase

TCF’s board of directors is pleased to announce, for the thirteenth consecutive year, an increase in the regular quarterly dividend to 37.5 cents per common share, effective first quarter 2004.  This represents a 15 percent increase over the prior rate of 32.5 cents per common share.  The dividend is payable on February 27, 2004 to common shareholders of record at the close of business on February 6, 2004.  As of December 31, 2003, TCF had a 10-year compounded dividend growth rate of 22.4 percent, the highest 10-year growth rate of the 50 largest banks in the country.

Chairman’s Statement

“2003 was a very challenging year,” said William A. Cooper, Chairman and CEO.  “TCF failed to meet its earning goals due to the 40-year low in interest rates which was not anticipated.  These very low interest rates caused a high level of prepayments in our residential loans and mortgage-backed securities portfolio, which shrank $1.5 billion in total during the year.  We chose not to replace the runoff of these assets at the low interest rates available at that time.  As a result, total assets decreased $883 million, or 7 percent, during 2003.  Also, loan yields fell faster and further than we could reduce our costs of funds, lowering our net interest margin.  During the year we prepaid $954 million of high cost fixed-rate FHLB borrowings, at a cost of $44.3 million, to restructure our balance sheet and reduce our cost of funds in future periods.”  These very

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low interest rates also triggered unusually high prepayments in our third-party mortgage servicing portfolio, resulting in $44.8 million in amortization and impairment of our mortgage servicing rights asset.

“On the positive side, Power Asset® and Power Liability® growth was strong in 2003,” said Cooper.  “Our credit quality remains among the best in the industry, new branch expansion continues with 19 branches opened in 2003 and 28 planned for 2004.  The reduction in VISA® debit card interchange rates since August 2003 adversely impacted our debit card revenues.  However, with our continued customer and sales volume growth, coupled with an anticipated interchange rate increase in February 2004, we remain well positioned in this product line.  In general, our core banking business did well.”

“As a result of the failure to meet TCF’s earnings goals, incentive compensation bonuses to executive management will not be paid for 2003,” said Cooper.  “The earnings per share goal for maximum incentive compensation for 2004 is $3.70 per share.”

Total Revenue

($ in thousands)	Three Months Ended December 31,			Year Ended December 31,
	2003	2002	% Change	2003	2002	% Change
Net interest income	$119,092	$126,623	(5.9)%	$481,145	$499,225	(3.6)%
Fees and other revenue:
Fees and service charges	64,486	62,359	3.4	247,456	226,051	9.5
Debit card revenue	12,069	13,095	(7.8)	52,991	47,190	12.3
ATM revenue	10,400	10,734	(3.1)	43,623	45,296	(3.7)
Investments and insurance commissions	3,037	4,909	(38.1)	13,901	15,848	(12.3)
Total banking fees and other revenue	89,992	91,097	(1.2)	357,971	334,385	7.1
Leasing and equipment finance	15,372	11,857	29.6	51,088	51,628	(1.0)
Mortgage banking (1)	6,573	1,868	N.M.	12,719	6,979	82.2
Other	2,928	1,524	92.1	9,014	13,272	(32.1)
Total fees and other revenue	114,865	106,346	8.0	430,792	406,264	6.0
Gains on sales of securities available for sale	—	2,830	(100.0)	32,832	11,536	184.6
Gains (losses) on termination of debt	—	—	N.M.	(44,345)	—	N.M.
Gains on sales of branches	—	—	N.M.	—	1,962	(100.0)
Total non-interest income	$114,865	$109,176	5.2	$419,279	$419,762	(.1)
Total revenue	$233,957	$235,799	(.8)	$900,424	$918,987	(2.0)
Net interest margin	4.68%	4.59%		4.54%	4.71%
Fees and other revenue as a % of total revenue	49.10	45.10		47.84	44.21
Fees and other revenue as a % average assets	4.11	3.50		3.70	3.50

N.M.       Not meaningful

(1)           See “Mortgage Banking” section below for further discussion of mortgage banking revenue.

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Net Interest Income

TCF’s net interest income in 2003 was $481.1 million, down $18.1 million, or 4 percent, from 2002.  Net interest margin in 2003 was 4.54 percent, compared with 4.71 percent in 2002.  The decline in both net interest income and net interest margin from 2002 is primarily the result of low interest rates and the resulting prepayment and refinancing of higher yielding assets.  During 2003, TCF prepaid $954 million of fixed-rate borrowings at a cost of $44.3 million.  These borrowings were replaced by shorter-term, lower-cost borrowings to reduce future interest expense.

TCF’s net interest income in the fourth quarter of 2003 was $119.1 million, down $7.5 million, or 6 percent, from the fourth quarter of 2002 and was down $785 thousand, or 1 percent, from the third quarter of 2003.  Net interest margin in the fourth quarter of 2003 was 4.68 percent, compared with 4.59 percent last year and 4.57 percent in the third quarter of 2003.  The decline in net interest income from the fourth quarter of 2002 is primarily the result of an $849.2 million decline in average interest-earning assets which was driven by a $1.4 billion decline in average balances of residential real estate loans and mortgage-backed securities partially offset by a $793.5 million increase in Power Assets®.  The increase in the fourth quarter 2003 net interest margin over the same period in 2002 is primarily due to the prepayment of fixed-rate borrowings and the continued decline in the average rate paid on deposits, partially offset by declines in the yields on interest-earning assets.

Interest Rate Risk

TCF’s one-year interest rate gap (the difference between interest-earning assets and interest-bearing liabilities repricing or maturing within the next twelve months) was a positive $161.3 million, or 1 percent of total assets, at December 31, 2003, compared with a positive $1.1 billion, or 9 percent of total assets, at December 31, 2002 and a positive $500.1 million or 4 percent of total assets, at September 30, 2003.   Although the one-year gap is subject to a number of assumptions and is only one of a number of interest rate risk measurements, TCF believes the interest rate gap is an important indication of its exposure to interest rate

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risk.  The decrease in the one-year gap during 2003 is primarily the result of a decrease in fixed-rate mortgage-backed securities and residential real estate loans of $1.5 billion.  In addition, the remaining fixed-rate mortgage-backed securities and residential real estate loans have lower interest rates.  Late in 2003, these interest rates approached market rates, which result in slowed forecasted prepayments on these assets.

Non-interest Income

Total fees and other revenue was $430.8 million for 2003, up $24.5 million, or 6 percent, from 2002.  Banking fees and other revenue increased $23.6 million, or 7 percent, during the year as a result of TCF’s expanding branch network and customer base.  Included in banking fees and other revenue are debit card revenues of $53 million, up $5.8 million, or 12 percent, from 2002.  Growth in debit card revenue from increased customers and transacations in 2003 were partially offset by a decline in the average off-line interchange rate.  The decline in the average off-line interchange rate was the result of VISA® USA lowering interchange rates for certain merchants effective August 1, 2003.

	Three Months Ended At December 31,		Change	Year Ended At December 31,		Change
(Dollars in thousands)	2003	2002	%	2003	2002	%
TCF Express Card
Average number of checking accounts with debit cards	1,235,564	1,128,157	9.5	1,193,936	1,087,592	9.8

Percentage of customers with Express Cards who were active users	54.0%	53.7%	.6	54.3%	53.2%	2.1

Average number of transactions per month on active Express Cards	13.0	12.2	6.6	12.5	11.8	5.9

Sales volume
Off-line (Signature)	$948,721	$807,181	17.5	$3,543,657	$2,958,633	19.8
On-line (PIN)	105,808	67,344	57.1	355,045	257,560	37.8
Total	$1,054,529	$874,525	20.6	$3,898,702	$3,216,193	21.2

Percentage off-line	89.97%	92.30%		90.89%	91.99%

Average off-line interchange rate	1.20	1.58	(24.1)	1.43	1.55	(7.7)

Total fees and other revenue were up 8 percent to $114.9 million for the 2003 fourth quarter. Leasing and equipment finance revenues were $15.4 million for the fourth quarter of 2003, up $3.5 million, or 30 percent, from the 2002 fourth quarter.  The increase is primarily the result of a $4.9 million increase in sales-

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type lease revenues.  Leasing and equipment finance revenues may fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.

New Branch Expansion

TCF opened 19 new branches during 2003 including 10 new branches during the fourth quarter.  TCF has now opened 239 new branches since January 1998.

	At December 31,
(# of branches)	2003	2002	1997
Minnesota	98	94	75
Illinois	191	187	47
Wisconsin	34	35	28
Michigan	55	58	60
Colorado	18	16	7
Indiana	5	5	0
	401	395	217

During the fourth quarter of 2003, TCF closed five supermarket branches in Colorado, as a result of the closure of the stores by the supermarket owner, and the customer accounts were transferred to nearby traditional branches.  Also during the fourth quarter TCF opened five new traditional branches in Colorado.  The focus on opening new branches will continue in 2004, with the planned opening of 28 branches, including 22 new traditional branches and six new supermarket branches.  Additional information regarding TCF’s branches opened since January 1, 1998 is summarized as follows:

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	At or For the Year Ended December 31,
($ in thousands)	2003	2002	Change	% Change
Number of new branches* — opened during the year
Traditional	14	12	2	16.7%
Supermarket	5	15	(10)	(66.7)
Total	19	27	(8)	(29.6)

Number of new branches* — at year-end
Traditional	42	28	14	50.0%
Supermarket	186	184	2	1.1
Total	228	212	16	7.5
% of Total branches	57%	54%

Number of checking accounts	480,371	396,266	84,105	21.2
Deposits — at year-end:
Checking	$616,539	$447,914	$168,625	37.6
Savings	390,253	407,088	(16,835)	(4.1)
Money market	66,604	70,476	(3,872)	(5.5)
Subtotal	1,073,396	925,478	147,918	16.0
Certificates	152,050	162,655	(10,605)	(6.5)
Total deposits	$1,225,446	$1,088,133	$137,313	12.6

Total fees and other revenue (quarter ended)	$32,766	$29,806	$2,960	9.9
Total fees and other revenue (year ended)	$126,123	$107,769	$18,354	17.0

*      New branches opened since January 1, 1998.

Power Assets®

TCF’s Power Asset lending operations continue to generate strong growth. TCF’s consumer loan average balances increased $575.2 million, or 21 percent, and leasing and equipment finance average balances have increased $98.9 million, or 10 percent, from 2002.  “We experienced strong consumer home equity originations in 2003,” said Cooper.  “We also had good commercial and commercial real estate originations; however, we experienced increased payoffs in those areas due to the very low interest rate environment.”

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	Average Balances for the Year Ended December 31,
($ in thousands)	2003	2002	$ Change	% Change
Loans and leases*:
Consumer	$3,288,040	$2,712,812	$575,228	21.2%
Commercial real estate	1,854,452	1,746,207	108,245	6.2
Commercial business	445,634	435,488	10,146	2.3
Leasing and equipment finance	1,094,532	995,672	98,860	9.9
Power Assets	$6,682,658	$5,890,179	$792,479	13.5

*Excludes residential real estate loans and loans held for sale.

Power Liabilities®

“We increased our checking account customer base by 105,508 accounts, or 8 percent, in 2003 to 1,443,821, despite increased competition in all our markets,” said Cooper.  “Our Totally-Free Checking product is the catalyst for establishing ongoing and deeper relationships with our customers.”  Average Power Liabilities totaled $7.8 billion for 2003, with an average interest rate of .73 percent, down 56 basis points from 2002.  TCF continued to experience a decline in certificates of deposit during 2003, as other lower-cost funding sources were available to TCF.   During the fourth quarter of 2003, TCF experienced a $202.6 million reduction in average custodial checking and savings balances from the third quarter of 2003, primarily related to the significant decrease in mortgage banking loan prepayments.

	Average Balances and Rates for the Year Ended December 31,
($ in thousands)	2003	2002	Change		% Change
Checking	$3,073,490	$2,650,472	$423,018		16.0%
Savings	2,071,548	1,719,703	351,845		20.5
Money market	887,273	919,393	(32,120)		(3.5)
Subtotal	6,032,311	5,289,568	742,743		14.0
Certificates	1,743,533	2,108,708	(365,175)		(17.3)
Power Liabilities	$7,775,844	$7,398,276	$377,568		5.1

Number of checking accounts, period-end	1,443,821	1,338,313	105,508		7.9
Average rate on deposits	.73%	1.29%	(56	)bps	N/A

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Residential Real Estate Loans and Securities Available for Sale

Average balances of residential real estate loans and securities available for sale (consisting primarily of mortgage-backed securities), totaled $3.3 billion for 2003, down $775.5 million from 2002.  The decline was the result of the high level of prepayments during 2003 coupled with the sale of $816.5 million of mortgage-backed securities in 2003.  At December 31, 2003, residential real estate loans and securities available for sale totaled $2.7 billion, or 27 percent of total interest earning assets, down $1.5 billion from $4.2 billion, or 37 percent, at December 31, 2002.  At December 31, 2003, the unrealized gain on TCF’s securities available for sale portfolio was $8.9 million.

	Average Balances for the Year Ended December 31,
($ in thousands)	2003	2002	$ Change	% Change
Residential real estate loans	$1,440,688	$2,227,537	$(786,849)	(35.3)%
Securities available for sale	1,891,062	1,879,674	11,388.6
Total	$3,331,750	$4,107,211	$(775,461)	(18.9)

Yield	5.77%	6.57%

Non-interest Expense

Non-interest expense totaled $560.1 million for 2003, a 4 percent increase from 2002.  The increase was primarily due to costs associated with new branch expansion, additional advertising and promotions expense focused on the production and retention of TCF’s deposit customer base, and higher levels of mortgage banking loan production and prepayment activities, partially offset by reduced incentive compensation, legal fees and debit card promotional and processing expenses.  Non-interest expense totaled $142.2 million for the 2003 fourth quarter, compared with $141.3 million for the 2002 fourth quarter.  Increases from the fourth quarter of 2002 in occupancy expense of $1.2 million due to branch expansion and in advertising of $1 million to support checking account growth were mostly offset by a $1.9 million decrease in other non-interest expense primarily due to lower mortgage banking volumes and lower ATM and debit card processing expense.

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	Three Months Ended December 31,		Change		Year Ended December 31,		Change
($ in thousands)	2003	2002	$	%	2003	2002	$	%
Compensation and employee benefits	$76,752	$76,314	$438.6%		$302,804	$294,295	$8,509	2.9%
Occupancy and equipment	22,984	21,799	1,185	5.4	88,423	83,131	5,292	6.4
Advertising and promotions	6,204	5,121	1,083	21.1	25,536	21,894	3,642	16.6
Deposit account losses	5,841	5,684	157	2.8	19,495	19,750	(255)	(1.3)
Other	30,463	32,333	(1,870)	(5.8)	123,851	120,218	3,633	3.0
Total non-interest expense	$142,244	$141,251	$993.7		$560,109	$539,288	$20,821	3.9

Credit Quality

At December 31, 2003, TCF’s allowance for loan and lease losses totaled $76.6 million, or .92 percent of loans and leases, compared with $77 million, or .95 percent at December 31, 2002.  The provision for credit losses for 2003 was $12.5 million, down from $22 million for 2002.  Net loan and lease charge-offs in 2003, were $12.9 million, or .16 percent of average loans and leases, down from $20 million, or .25 percent in 2002. Included in net charge-offs is a $1.3 million charge-off related to an office building that TCF took ownership of during the fourth quarter of 2003.  Leasing and equipment finance net charge-offs were $7.5 million, or .69 percent of related average loans and leases, during 2003, compared with $8 million, or .80 percent for 2002.  Included in leasing and equipment net charge-offs in the fourth quarter of 2003 is a $1.3 million charge-off related to the sale of $5.6 million of underperforming leases from the transportation portfolio.  TCF stopped originating leases in this marketing segment in 2001 and this portfolio totals $51.2 million at December 31, 2003, down from $100.7 million at December 31, 2002.  At December 31, 2003, TCF’s over-30-day delinquency rate was .47 percent, down from .57 percent for December 31, 2002. Non-accrual loans and leases were $35.4 million, or .43 percent of net loans and leases, at December 31, 2003, down from $43.6 million, or .54 percent, at December 31, 2002.  Total non-performing assets were $68.9 million, or .61 percent of total assets, at December 31, 2003, down from $70.2 million, or .58 percent, at December 31, 2002.

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	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2003	2002	2003	2002
Allowance for loan and lease losses:
Balance at beginning of period	$78,666	$76,157	$77,008	$75,028
Net charge-offs:
Consumer	(1,002)	(1,098)	(3,189)	(3,974)
Commercial real estate	(1,294)	—	(1,336)	(2,138)
Commercial business	(47)	(301)	(782)	(5,898)
Leasing and equipment finance	(3,708)	(1,791)	(7,537)	(7,966)
Residential real estate	(33)	(26)	(77)	(50)
Total	(6,084)	(3,216)	(12,921)	(20,026)
Provision for credit losses	4,037	4,067	12,532	22,006
Balance at end of period	$76,619	$77,008	$76,619	$77,008

Allowance for loan and lease losses as a percentage of total loans and leases	.92%	.95%	.92%	.95%

Annualized net loan and lease charge-offs as a percentage of average total loans and leases	.30%	.16%	.16%	.25%

Mortgage Banking

TCF’s mortgage banking operations funded $3 billion in loans during 2003, up 5 percent from $2.9 billion in 2002, primarily reflecting high levels of refinance activity.  In 2003, 74 percent of total mortgage banking loan originations were refinancings, up from 67 percent in 2002.  Mortgage banking revenue increased $5.7 million and was $12.7 million in 2003, compared with $7 million for 2002.  The increase in mortgage banking revenue was primarily due to increased gains on sales of loans, up $15.4 million over 2002, partially offset by a $9.5 million increase in amortization and impairment of mortgage servicing rights related to the sustained high level of prepayments.  The increase in gains on sales of loans was primarily due to the increase in retail loan originations as a percentage of total loan originations from 37 percent in 2002 to 45 percent in 2003 and the improved pricing on wholesale loan originations during the refinance boom. Mortgage applications in process declined to $241.1 million at December 31, 2003, down from $532 million at December 31, 2002, and $354.6 million at September 30, 2003 as refinance activity slowed during the later part of 2003.

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TCF’s mortgage banking operations funded $319.5 million in loans during the fourth quarter of 2003, compared with $1.1 billion in the fourth quarter of 2002.  Mortgage banking revenue was $6.6 million in the fourth quarter of 2003, up $4.7 million, from $1.9 million in the fourth quarter of 2002.  This increase in mortgage banking revenue was due to a $12.8 million reduction in the amortization and impairment of mortgage servicing rights partially offset by a $6.6 million reduction in gains on sales of loans which reflects the significant reduction in loan originations.  The annualized prepayment rate of the third party servicing portfolio was 22 percent during the fourth quarter of 2003, down from 67 percent during the fourth quarter of 2002.

	At December 31,
($ in thousands)	2003		2002		$ Change	% Change
Third-party servicing portfolio	$5,122,741		$5,576,066		$(453,325)	(8.1)%
Weighted average note rate	5.97%		6.64%			(66	)bps
Mortgage applications in process	$241,126		$532,012		$(290,886)	(54.7)%
Mortgage servicing rights	$52,036		$62,644		$(10,608)	(16.9)
— As a percentage of servicing portfolio	1.02%		1.12%			(10	)bps
— As a multiple of service fees	3.2	X	3.4	X

	Three Months Ended December 31,				Year Ended December 31,
($ in thousands)	2003	2002	$ Change	% Change	2003	2002	$ Change	% Change
Servicing income	$4,791	$5,594	$(803)	(14.4)%	$20,533	$20,443	$90.4%
Less mortgage servicing rights:
Amortization	3,387	7,843	(4,456)	(56.8)	23,680	22,874	806	3.5
Impairment (recovery)	(2,347)	6,000	(8,347)	N.M.	21,153	12,500	8,653	69.2
Subtotal	1,040	13,843	(12,803)	(92.5)	44,833	35,374	9,459	26.7
Net servicing income (loss)	3,751	(8,249)	12,000	N.M.	(24,300)	(14,931)	(9,369)	62.7
Gains on sales of loans	2,392	9,008	(6,616)	(73.4)	33,505	18,110	15,395	85.0
Other income	430	1,109	(679)	(61.2)	3,514	3,800	(286)	(7.5)
Total mortgage banking	$6,573	$1,868	$4,705	N.M.	$12,719	$6,979	$5,740	82.2

N.M.  Not meaningful.

Income Taxes

TCF’s income tax expense was $111.9 million for 2003, or 34.1 percent of income before income tax expense, compared with $124.8 million, or 34.9 percent, for 2002.  The lower effective tax rate in 2003 primarily reflects increases in investments in affordable housing limited partnerships, tax deductible dividends

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and lower state and local income taxes.  TCF’s income tax expense was $28.2 million for the fourth quarter of 2003, or 32.1 percent of income before income tax expense, compared with $30.7 million, or 33.9 percent, for the comparable 2002 period.  The effective tax rate was lower in the fourth quarter of 2003 compared with previous quarters, primarily due to the increased investment in affordable housing limited partnerships, a reduction in state and local income taxes.

Capital

TCF repurchased 3,459,490 shares of its common stock during 2003 at an average cost of $43.46 per share, including 815,939 shares at an average cost of $52.03 during the fourth quarter.  TCF has 3.7 million shares remaining in its stock repurchase program authorized by its Board of Directors.  Since 1997, TCF has repurchased 25.1 million shares of its stock, at an average cost of $33.33 per share.

	At December 31,
($ in thousands, except per-share data)	2003		2002
Stockholders’ equity	$920,858		$977,020
Stockholders’ equity to total assets	8.14%		8.01%
Book value per common share	$13.07		$13.23

Total risk-based capital	$841,982	10.73%	$850,694	10.95%
Total risk-based capital requirement	$627,650	8.00%	$621,657	8.00%

Website Information

A live webcast of TCF’s conference call to discuss 2003 and fourth quarter earnings will be hosted at TCF’s website, www.tcfexpress.com, on January 15, 2004 at 10:00 a.m., CST.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

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TCF is a Wayzata, Minnesota-based national financial holding company with $11.3 billion in assets.  TCF has more than 400 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, mortgage banking, brokerage, and investments and insurance sales.

Forward-looking Information

This earnings release contains “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins, which could be impacted by lower prepayment rates in a period of rising interest rates; deposit outflows; ability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting policies and guidelines, or monetary and fiscal policies of the federal government; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios; technological, computer-related or operational difficulties; adverse changes in securities markets; the risk that TCF could be unable to effectively manage the volatility of its mortgage banking business, which could adversely affect earnings; results of litigation, including reductions in debit card revenues resulting from settlement of litigation brought by Wal-Mart and other retail merchants against VISA® USA, or other significant uncertainties.  Investors should consult TCF’s Annual Report to Shareholders and periodic reports on Forms 10-K, 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended December 31,
	2003	2002	$ Change	% Change
Interest income:
Loans and leases	$125,042	$139,807	$(14,765)	(10.6)%
Securities available for sale	19,995	34,324	(14,329)	(41.7)
Loans held for sale	3,097	6,492	(3,395)	(52.3)
Investments	785	1,729	(944)	(54.6)
Total interest income	148,919	182,352	(33,433)	(18.3)
Interest expense:
Deposits	10,990	21,280	(10,290)	(48.4)
Borrowings	18,837	34,449	(15,612)	(45.3)
Total interest expense	29,827	55,729	(25,902)	(46.5)
Net interest income	119,092	126,623	(7,531)	(5.9)
Provision for credit losses	4,037	4,067	(30)	(.7)
Net interest income after provision for credit losses	115,055	122,556	(7,501)	(6.1)
Non-interest income:
Fees and service charges	64,486	62,359	2,127	3.4
Debit card revenue	12,069	13,095	(1,026)	(7.8)
ATM revenue	10,400	10,734	(334)	(3.1)
Investments and insurance commissions	3,037	4,909	(1,872)	(38.1)
Subtotal	89,992	91,097	(1,105)	(1.2)
Leasing and equipment finance	15,372	11,857	3,515	29.6
Mortgage banking	6,573	1,868	4,705	N.M.
Other	2,928	1,524	1,404	92.1
Fees and other revenue	114,865	106,346	8,519	8.0
Gains on sales of securities available for sale	—	2,830	(2,830)	(100.0)
Total non-interest income	114,865	109,176	5,689	5.2
Non-interest expense:
Compensation and employee benefits	76,752	76,314	438.6
Occupancy and equipment	22,984	21,799	1,185	5.4
Advertising and promotions	6,204	5,121	1,083	21.1
Other	36,304	38,017	(1,713)	(4.5)
Total non-interest expense	142,244	141,251	993.7
Income before income tax expense	87,676	90,481	(2,805)	(3.1)
Income tax expense	28,180	30,705	(2,525)	(8.2)
Net income	$59,496	$59,776	$(280)	(.5)

Net income per common share:
Basic	$.86	$.83	$.03	3.6
Diluted	$.86	$.82	$.04	4.9

Dividends declared per common share	$.325	$.2875	$.0375	13.0

Average common and common equivalent shares outstanding:
Basic	69,225	72,401	(3,176)	(4.4)
Diluted	69,559	72,732	(3,173)	(4.4)

N.M.       Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Year Ended December 31,
	2003	2002	$ Change	% Change
Interest income:
Loans and leases	$513,171	$585,693	$(72,522)	(12.4)%
Securities available for sale	103,821	118,272	(14,451)	(12.2)
Loans held for sale	20,016	22,464	(2,448)	(10.9)
Investments	4,511	6,934	(2,423)	(34.9)
Total interest income	641,519	733,363	(91,844)	(12.5)
Interest expense:
Deposits	56,795	95,386	(38,591)	(40.5)
Borrowings	103,579	138,752	(35,173)	(25.3)
Total interest expense	160,374	234,138	(73,764)	(31.5)
Net interest income	481,145	499,225	(18,080)	(3.6)
Provision for credit losses	12,532	22,006	(9,474)	(43.1)
Net interest income after provision for credit losses	468,613	477,219	(8,606)	(1.8)
Non-interest income:
Fees and service charges	247,456	226,051	21,405	9.5
Debit card revenue	52,991	47,190	5,801	12.3
ATM revenue	43,623	45,296	(1,673)	(3.7)
Investments and insurance commissions	13,901	15,848	(1,947)	(12.3)
Subtotal	357,971	334,385	23,586	7.1
Leasing and equipment finance	51,088	51,628	(540)	(1.0)
Mortgage banking	12,719	6,979	5,740	82.2
Other	9,014	13,272	(4,258)	(32.1)
Fees and other revenue	430,792	406,264	24,528	6.0
Gains on sales of securities available for sale	32,832	11,536	21,296	184.6
Gains (losses) on termination of debt	(44,345)	—	(44,345)	(100.0)
Gains on sales of branches	—	1,962	(1,962)	(100.0)
Other non-interest income	(11,513)	13,498	(25,011)	N.M.
Total non-interest income	419,279	419,762	(483)	(.1)
Non-interest expense:
Compensation and employee benefits	302,804	294,295	8,509	2.9
Occupancy and equipment	88,423	83,131	5,292	6.4
Advertising and promotions	25,536	21,894	3,642	16.6
Other	143,346	139,968	3,378	2.4
Total non-interest expense	560,109	539,288	20,821	3.9
Income before income tax expense	327,783	357,693	(29,910)	(8.4)
Income tax expense	111,905	124,762	(12,857)	(10.3)
Net income	$215,878	$232,931	$(17,053)	(7.3)

Net income per common share:
Basic	$3.06	$3.17	$(.11)	(3.5)
Diluted	$3.05	$3.15	$(.10)	(3.2)

Dividends declared per common share	$1.30	$1.15	$.15	13.0

Average common and common equivalent shares outstanding:
Basic	70,493	73,595	(3,102)	(4.2)
Diluted	70,770	73,941	(3,171)	(4.3)

N.M.       Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At December 31,
	2003	2002	$ Change	% Change
ASSETS

Cash and due from banks	$370,054	$416,397	$(46,343)	(11.1)%
Investments	75,223	153,722	(78,499)	(51.1)
Securities available for sale	1,533,288	2,426,794	(893,506)	(36.8)
Loans held for sale	335,372	476,475	(141,103)	(29.6)
Loans and leases:
Consumer	3,630,341	3,005,882	624,459	20.8
Commercial real estate	1,916,701	1,835,788	80,913	4.4
Commercial business	427,696	440,074	(12,378)	(2.8)
Leasing and equipment finance	1,160,397	1,039,040	121,357	11.7
Subtotal	7,135,135	6,320,784	814,351	12.9
Residential real estate	1,212,643	1,800,344	(587,701)	(32.6)
Total loans and leases	8,347,778	8,121,128	226,650	2.8
Allowance for loan and lease losses	(76,619)	(77,008)	389	(.5)
Net loans and leases	8,271,159	8,044,120	227,039	2.8
Premises and equipment	282,193	243,452	38,741	15.9
Goodwill	145,462	145,462	—	—
Deposit base intangibles	5,907	7,573	(1,666)	(22.0)
Mortgage servicing rights	52,036	62,644	(10,608)	(16.9)
Other assets	248,321	225,430	22,891	10.2
	$11,319,015	$12,202,069	$(883,054)	(7.2)

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,248,412	$2,864,896	$383,516	13.4
Savings	1,905,923	2,041,723	(135,800)	(6.7)
Money market	845,291	884,614	(39,323)	(4.4)
Subtotal	5,999,626	5,791,233	208,393	3.6
Certificates	1,612,123	1,918,755	(306,632)	(16.0)
Total deposits	7,611,749	7,709,988	(98,239)	(1.3)
Short-term borrowings	878,412	842,051	36,361	4.3
Long-term borrowings	1,536,413	2,268,244	(731,831)	(32.3)
Total borrowings	2,414,825	3,110,295	(695,470)	(22.4)
Accrued expenses and other liabilities	371,583	404,766	(33,183)	(8.2)
Total liabilities	10,398,157	11,225,049	(826,892)	(7.4)
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 92,513,355 and 92,638,937 shares issued	925	926	(1)	(.1)
Additional paid-in capital	518,878	518,813	65	—
Retained earnings, subject to certain restrictions	1,234,804	1,111,955	122,849	11.0
Accumulated other comprehensive income	5,652	46,102	(40,450)	(87.7)
Treasury stock at cost, 22,037,025 and 18,783,051 shares, and other	(839,401)	(700,776)	(138,625)	19.8
Total stockholders’ equity	920,858	977,020	(56,162)	(5.7)
	$11,319,015	$12,202,069	$(883,054)	(7.2)

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Allowance for loan and lease losses:

	At or For the Year Ended December 31, 2003				At or For the Year Ended December 31, 2002
		Allowance				Allowance
		as a % of		Net Charge-offs		as a % of	Net Charge-offs
	Allowance	Portfolio	$	%	Allowance	Portfolio	$	%
Consumer		$9,084.25%	$3,189.10%		$8,532.28%		$3,974.15%
Commercial real estate	25,142	1.31		1,336.07	22,176	1.21	2,138.12
Commercial business	11,797	2.76		782.18	15,910	3.62	5,898	1.35
Leasing and equipment finance	13,515	1.16		7,537.69	12,881	1.24	7,966.80
Unallocated	16,139	n/a	—	n/a	16,139	n/a	—	n/a
Subtotal	75,677	1.06		12,844.19	75,638	1.20	19,976.34
Residential real estate	942.08			77.01	1,370.08		50	—
Total	$76,619.92		$12,921.16		$77,008.95		$20,026.25

Non-performing assets:	At	At	At	$ Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2003	2003	2002	2003	2002
Non-accrual loans and leases:
Consumer	$12,052	$13,650	$11,163	$(1,598)	$889
Commercial real estate	2,490	2,643	3,213	(153)	(723)
Commercial business	2,931	3,162	4,777	(231)	(1,846)
Leasing and equipment finance, net	13,241	19,502	17,127	(6,261)	(3,886)
Residential real estate	3,993	4,677	5,798	(684)	(1,805)
Total non-accrual loans and leases, net	34,707	43,634	42,078	(8,927)	(7,371)
Non-recourse discounted lease rentals	699	699	1,562	—	(863)
Total non-accrual loans and leases, gross	35,406	44,333	43,640	(8,927)	(8,234)
Other real estate owned:
Residential real estate	20,462	15,596	16,479	4,866	3,983
Commercial real estate	12,992	6,383	10,093	6,609	2,899
Total other real estate owned	33,454	21,979	26,572	11,475	6,882
Total non-performing assets, gross	$68,860	$66,312	$70,212	$2,548	$(1,352)

Total non-performing assets, net	$68,161	$65,613	$68,650	$2,548	$(489)

Delinquency data (1):	At December 31, 2003		At September 30, 2003		At December 31, 2002
	Principal	% of	Principal	% of	Principal	% of
	Balances	Portfolio	Balances	Portfolio	Balances	Portfolio
Consumer	$17,673.49%		$22,558.66%		$19,067.64%
Commercial real estate	58	—	2,005.11		6,835.37
Commercial business	282.07		120.03		555.13
Leasing and equipment finance	10,619.93		11,718	1.04	10,159	1.00
Residential real estate	10,112.84		10,889.85		9,708.54
Total	$38,744.47		$47,290.58		$46,324.57

Potential Problem Loans (2):

	At	At	At	$ Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2003	2003	2002	2003	2002
Consumer	$—	$4,500	$4,500	$(4,500)	$(4,500)
Commercial real estate	20,279	31,460	30,132	(11,181)	(9,853)
Commercial business	12,721	13,247	33,408	(526)	(20,687)
Leasing and equipment finance	15,094	19,931	15,314	(4,837)	(220)
	$48,094	$69,138	$83,354	$(21,044)	$(35,260)

(1)          Excludes non-accrual loans and leases.

(2)        Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,
	2003			2002
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments	$75,397	$785	4.16%	$154,252	$1,729	4.48%
Securities available for sale	1,505,379	19,995	5.31	2,288,409	34,324	6.00
Loans held for sale	359,650	3,097	3.44	552,687	6,492	4.70
Loans and leases:
Consumer	3,529,177	55,657	6.31	2,933,094	53,033	7.23
Commercial real estate	1,875,215	26,290	5.61	1,800,915	29,715	6.60
Commercial business	424,310	4,438	4.18	428,466	5,270	4.92
Leasing and equipment finance	1,152,753	20,318	7.05	1,025,439	21,049	8.21
Subtotal	6,981,455	106,703	6.11	6,187,914	109,067	7.05
Residential real estate	1,256,847	18,339	5.84	1,844,653	30,740	6.67
Total loans and leases	8,238,302	125,042	6.07	8,032,567	139,807	6.96

Total interest-earning assets	10,178,728	148,919	5.85	11,027,915	182,352	6.61

Other assets	1,002,824			1,116,237

Total assets	$11,181,552			$12,144,152

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,199,983			$2,056,679
Interest-bearing deposits:
Checking	1,110,296	213.08		947,229	312.13
Savings	1,816,220	1,782.39		1,790,972	4,533	1.01
Money market	866,408	823.38		885,493	1,952.88
Subtotal	3,792,924	2,818.30		3,623,694	6,797.75
Certificates	1,607,495	8,172	2.03	1,957,574	14,483	2.96
Total interest-bearing deposits	5,400,419	10,990.81		5,581,268	21,280	1.53

Total deposits	7,600,402	10,990.58		7,637,947	21,280	1.11

Borrowings:
Short-term borrowings	941,460	2,931	1.25	827,590	3,249	1.57
Long-term borrowings	1,358,496	15,906	4.68	2,265,663	31,200	5.51
Total borrowings	2,299,956	18,837	3.28	3,093,253	34,449	4.45

Total deposits and borrowings	9,900,358	29,827	1.21	10,731,200	55,729	2.08

Other liabilities	372,034			462,862

Total liabilities	10,272,392			11,194,062

Stockholders’ equity	909,160			950,090

Total liabilities and stockholders’ equity	$11,181,552			$12,144,152

Net interest income and margin		$119,092	4.68%		$126,623	4.59%

(1)   Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2003			2002
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS

Investments	$101,455	$4,511	4.45%	$154,862	$6,934	4.48%
Securities available for sale	1,891,062	103,821	5.49	1,879,674	118,272	6.29
Loans held for sale	488,634	20,016	4.10	437,702	22,464	5.13
Loans and leases:
Consumer	3,288,040	214,971	6.54	2,712,812	207,492	7.65
Commercial real estate	1,854,452	108,867	5.87	1,746,207	118,355	6.78
Commercial business	445,634	19,020	4.27	435,488	22,699	5.21
Leasing and equipment finance	1,094,532	81,912	7.48	995,672	85,447	8.58
Subtotal	6,682,658	424,770	6.36	5,890,179	433,993	7.37
Residential real estate	1,440,688	88,401	6.14	2,227,537	151,700	6.81
Total loans and leases	8,123,346	513,171	6.32	8,117,716	585,693	7.21

Total interest-earning assets	10,604,497	641,519	6.05	10,589,954	733,363	6.92

Other assets	1,053,073			1,020,550

Total assets	$11,657,570			$11,610,504

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,232,883			$1,893,916
Interest-bearing deposits:
Checking	1,064,380	948.09		915,720	1,479.16
Savings	1,847,775	9,298.50		1,560,539	15,924	1.02
Money market	887,273	4,447.50		919,393	9,737	1.06
Subtotal	3,799,428	14,693.39		3,395,652	27,140.80
Certificates	1,743,533	42,102	2.41	2,108,708	68,246	3.24
Total interest-bearing deposits	5,542,961	56,795	1.02	5,504,360	95,386	1.73

Total deposits	7,775,844	56,795.73		7,398,276	95,386	1.29

Borrowings:
Short-term borrowings	757,128	9,451	1.25	573,935	9,874	1.72
Long-term borrowings	1,778,671	94,128	5.29	2,277,974	128,878	5.66
Total borrowings	2,535,799	103,579	4.08	2,851,909	138,752	4.87

Total deposits and borrowings	10,311,643	160,374	1.56	10,250,185	234,138	2.28

Other liabilities	409,539			442,404

Total liabilities	10,721,182			10,692,589

Stockholders’ equity	936,388			917,915

Total liabilities and stockholders’ equity	$11,657,570			$11,610,504

Net interest income and margin		$481,145	4.54%		$499,225	4.71%

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2003	2003	2003	2003	2002
Interest income:
Loans and leases	$125,042	$126,854	$129,554	$131,721	$139,807
Securities available for sale	19,995	22,579	27,483	33,764	34,324
Loans held for sale	3,097	5,905	5,788	5,226	6,492
Investments	785	1,144	1,179	1,403	1,729
Total interest income	148,919	156,482	164,004	172,114	182,352
Interest expense:
Deposits	10,990	11,816	15,512	18,477	21,280
Borrowings	18,837	24,789	28,728	31,225	34,449
Total interest expense	29,827	36,605	44,240	49,702	55,729
Net interest income	119,092	119,877	119,764	122,412	126,623
Provision for credit losses	4,037	2,658	3,127	2,710	4,067
Net interest income after provision for credit losses	115,055	117,219	116,637	119,702	122,556
Non-interest income:
Fees and service charges	64,486	65,757	62,799	54,414	62,359
Debit card revenue	12,069	12,923	14,766	13,233	13,095
ATM revenue	10,400	11,566	11,242	10,415	10,734
Investments and insurance commissions	3,037	3,584	3,760	3,520	4,909
Subtotal	89,992	93,830	92,567	81,582	91,097
Leasing and equipment finance	15,372	10,652	11,457	13,607	11,857
Mortgage banking	6,573	11,304	(4,728)	(430)	1,868
Other	2,928	2,303	1,707	2,076	1,524
Fees and other revenue	114,865	118,089	101,003	96,835	106,346
Gains on sales of securities available for sale	—	—	11,695	21,137	2,830
Gains (losses) on termination of debt	—	(37,769)	—	(6,576)	—
Other non-interest income	—	(37,769)	11,695	14,561	2,830
Total non-interest income	114,865	80,320	112,698	111,396	109,176
Non-interest expense:
Compensation and employee benefits	76,752	75,646	73,807	76,599	76,314
Occupancy and equipment	22,984	22,309	21,531	21,599	21,799
Advertising and promotions	6,204	6,536	6,443	6,353	5,121
Other	36,304	37,891	34,952	34,199	38,017
Total non-interest expense	142,244	142,382	136,733	138,750	141,251
Income before income tax expense	87,676	55,157	92,602	92,348	90,481
Income tax expense	28,180	19,193	32,311	32,221	30,705
Net income	$59,496	$35,964	$60,291	$60,127	$59,776

Net income per common share:
Basic	$.86	$.51	$.85	$.83	$.83
Diluted	$.86	$.51	$.85	$.83	$.82

Dividends declared per common share	$.325	$.325	$.325	$.325	$.2875

Financial Ratios:

Return on average assets(1)	2.13%	1.24%	2.04%	1.99%	1.97%
Return on average common equity(1)	26.18	15.77	25.17	24.70	25.17
Average total equity to average assets	8.13	7.89	8.11	8.06	7.82
Net interest margin(1)	4.68	4.57	4.45	4.45	4.59

(1)   Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)
(Unaudited)

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2003	2003	2003	2003	2002
ASSETS

Cash and due from banks	$339,531	$372,777	$349,524	$332,705	$352,540
Investments	75,397	89,182	123,028	118,828	154,252
Securities available for sale	1,505,379	1,696,800	2,032,384	2,341,002	2,288,409
Loans held for sale	359,650	572,827	534,435	488,110	552,687
Loans and leases:
Consumer	3,529,177	3,365,816	3,203,226	3,047,799	2,933,094
Commercial real estate	1,875,215	1,846,204	1,848,055	1,848,125	1,800,915
Commercial business	424,310	452,260	467,368	438,681	428,466
Leasing and equipment finance	1,152,753	1,123,284	1,061,315	1,039,213	1,025,439
Subtotal	6,981,455	6,787,564	6,579,964	6,373,818	6,187,914
Residential real estate	1,256,847	1,344,921	1,486,518	1,680,170	1,844,653
Total loans and leases	8,238,302	8,132,485	8,066,482	8,053,988	8,032,567
Allowance for loan and lease losses	(78,655)	(78,657)	(78,074)	(77,509)	(76,280)
Net loans and leases	8,159,647	8,053,828	7,988,408	7,976,479	7,956,287
Premises and equipment	276,541	262,676	253,759	247,453	239,226
Goodwill	145,462	145,462	145,462	145,462	145,462
Deposit base intangibles	6,111	6,529	6,945	7,362	7,778
Mortgage servicing rights	49,955	45,300	51,913	61,561	63,694
Other assets	263,879	319,959	330,475	358,956	383,817
	$11,181,552	$11,565,340	$11,816,333	$12,077,918	$12,144,152

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,194,672	$3,194,438	$3,041,711	$2,858,113	$2,774,972
Savings	1,931,827	2,143,100	2,154,317	2,057,542	2,019,908
Money market	866,408	899,071	897,154	886,552	885,493
Subtotal	5,992,907	6,236,609	6,093,182	5,802,207	5,680,373
Certificates	1,607,495	1,644,351	1,825,466	1,901,136	1,957,574
Total deposits	7,600,402	7,880,960	7,918,648	7,703,343	7,637,947
Short-term borrowings	941,460	673,312	544,136	869,735	827,590
Long-term borrowings	1,358,496	1,721,151	1,962,893	2,080,713	2,265,663
Total borrowings	2,299,956	2,394,463	2,507,029	2,950,448	3,093,253
Accrued expenses and other liabilities	372,034	377,779	432,547	450,534	462,862
Total liabilities	10,272,392	10,653,202	10,858,224	11,104,325	11,194,062
Stockholders’ equity:
Common stock	925	925	925	926	926
Additional paid-in capital	517,657	517,345	516,853	515,972	518,585
Retained earnings	1,209,630	1,185,987	1,164,827	1,125,330	1,087,530
Accumulated other comprehensive income (loss)	4,332	(2,174)	33,414	40,928	38,265
Treasury stock at cost and other	(823,384)	(789,945)	(757,910)	(709,563)	(695,216)
Total stockholders’ equity	909,160	912,138	958,109	973,593	950,090
	$11,181,552	$11,565,340	$11,816,333	$12,077,918	$12,144,152

Supplemental Information:
Residential real estate loans	$1,256,847	$1,344,921	$1,486,518	$1,680,170	$1,844,653
Securities available for sale	1,505,379	1,696,800	2,032,384	2,341,002	2,288,409
Total residential real estate loans and securities available for sale	$2,762,226	$3,041,721	$3,518,902	$4,021,172	$4,133,062

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF LONG-TERM BORROWINGS

(Dollars in thousands)
(Unaudited)

		At December 31, 2003		At December 31, 2002		Change
			Weighted-		Weighted-		Weighted-
	Year of		Average		Average		Average
	Maturity	Amount	Rate	Amount	Rate	Amount	Rate (bps)
Federal Home Loan Bank advances and securities sold under repurchase agreements	2003	$—	—%	$135,000	5.76%	$(135,000)	(576)

January	2004	3,000	4.76	103,000	5.58	(100,000)	(82)
May	2004	—	—	100,000	5.46	(100,000)	(546)
June	2004	—	—	50,000	5.37	(50,000)	(537)
July	2004	—	—	100,000	5.69	(100,000)	(569)
September	2004	—	—	150,000	5.74	(150,000)	(574)
October	2004	—	—	250,000	5.89	(250,000)	(589)
November	2004	—	—	100,000	5.90	(100,000)	(590)
	2004	3,000	4.76	853,000	5.72	(850,000)	(96)

	2005	741,500	3.82	446,000	6.13	295,500	(231)
	2006	303,000	4.20	303,000	4.30	—	(10)
	2009	122,500	5.25	122,500	5.25	—	—
	2010	100,000	6.02	100,000	6.02	—	—
	2011	200,000	4.85	200,000	4.85	—	—
Total Federal Home Loan Bank advances and securities sold under repurchase agreements		1,470,000	4.31	2,159,500	5.51	(689,500)	(120)

Discounted lease rentals	2003	—	—	62,461	7.30	(62,461)	(730)
	2004	43,607	6.24	36,101	7.08	7,506	(84)
	2005	18,097	5.68	9,459	6.88	8,638	(120)
	2006	4,134	5.55	723	6.94	3,411	(139)
	2007	522	5.30	—	—	522	530
	2008	53	5.54	—	—	53	554
Total discounted lease rentals		66,413	6.04	108,744	7.19	(42,331)	(115)

Total long-term borrowings		$1,536,413	4.38	$2,268,244	5.59	$(731,831)	(121)

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